INVESTMENT SUB-ADVISORY AGREEMENT

               AGREEMENT, made as of the ___th day of [ ], 2003, by and between THE BANK OF NEW YORK, on behalf of BNY INVESTMENT ADVISORS, a division of The Bank of New York ("the Adviser"), and IVY ASSET MANAGEMENT CORP., a Delaware corporation ("Ivy").

                                     RECITAL

               WHEREAS, Ivy Long/Short Hedge Fund LLC, a Delaware limited liability company (the "Fund"), is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), with the Securities and Exchange Commission (the "Commission") as a closed- end management investment company;

               WHEREAS, the Adviser has entered into an Investment Management Agreement with the Fund dated as of [ ], 2003 (the "Investment Management Agreement"), pursuant to which the Adviser has been appointed to serve as the investment adviser of the Fund and pursuant to which the Adviser is authorized to retain investment subadvisers affiliated with the Adviser to provide any or all of the services required to be provided by the Adviser under the Investment Management Agreement, subject to the supervision of the Adviser;

               WHEREAS, Ivy is an affiliate of the Adviser that is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment adviser and engages in the business of rendering investment advice;

               WHEREAS, the Adviser desires that Ivy shall act as the investment subadviser to the Fund pursuant to this Agreement and Ivy desires to act in such capacity;

               NOW  THEREFORE,   in   consideration   of  the  mutual  covenants
hereinafter set forth, it is agreed by and between the parties, as follows:

     1. GENERAL PROVISIONS.

               The Adviser hereby appoints Ivy to render to the Adviser, with respect to the Fund, investment research and advisory services as set forth below in Section 2, under the supervision of the Adviser and subject to the approval and direction of the Fund's Board of Managers (the "Board"), and Ivy hereby accepts such appointment, subject to the terms and conditions contained herein. Ivy shall, for purposes of this Agreement, be deemed an independent contractor and shall not have, except as expressly provided or authorized herein, any authority to act for or represent the Adviser or the Fund in any way or otherwise to serve as or to be deemed an agent of the Fund. Ivy shall, in all matters, give to the Adviser, the Fund and the Board the benefit of its best judgment, effort, advice and recommendations and shall at all times, conform to and use its best efforts to enable the Adviser and the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law; (iii) the provisions of the limited liability company agreement of the Fund, as amended from time to time (the "LLC Agreement"); (iv) policies and determinations of the Board, (v) the investment policies and investment restrictions of the Fund

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as reflected in the registration statement of the Fund under the Investment
Company Act or as such policies may, from time to time, be amended; and (vi) the prospectus and statement of additional information of the Fund in effect, as they may be amended from time to time. The appropriate officers and employees of Ivy shall be available upon reasonable notice for consultation with any members of the Board or officers of the Fund or the Adviser with respect to any matters dealing with the business and affairs of the Fund including, without limitation, review of the general investment strategy of the Fund, economic considerations and general conditions affecting the marketplace.

     2. DUTIES OF IVY AND THE ADVISER.

        (a) Duties of Ivy.

               Ivy shall regularly provide investment advice with respect to the Fund and shall, subject to the terms of this Agreement, continuously supervise the investment and reinvestment of cash, securities and instruments or other property comprising the assets of the Fund, and in furtherance thereof, Ivy's duties and authority shall include:

                    (A) Selecting alternative asset managers ("Portfolio
               Managers") with whom to invest the Fund's assets, either through private investment partnerships and other investment vehicles that they manage ("Portfolio Funds") or directly through separate managed accounts or separate investment vehicles managed by a Portfolio Manager and in which the Fund is the only investor ("Portfolio Accounts"), on the basis of various criteria relating to their skills and ability to execute their investment programs, consistent with the Fund's overall investment objective and strategies; provided, however, that the Fund's participation in Portfolio Accounts will be subject to approval at least annually by the Board or by the holders of a "majority of the outstanding voting securities of the Fund," as defined in the Investment Company Act, subject in such case to the approval by the majority of the Managers who are not parties to this Agreement or "interested persons," as defined in the Investment Company Act and the rules thereunder, of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval;

                    (B) determining how the Fund's assets should be allocated
               among the Portfolio Managers and regularly reporting on the Fund's portfolio holdings to the Adviser and, at the request of the Adviser, to the Board;

                    (C) obtaining and evaluating pertinent information about
               significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund, and whether concerning the Portfolio Managers or the activities in which such Portfolio Managers engage; and


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

                    (D) taking such actions incident to implementation of the
               Fund's investment program, or as otherwise directed by the Adviser, including: (i) executing investment advisory, subscription, and such other agreements in connection with investing the Fund's assets in Portfolio Funds or Portfolio Accounts; (ii) transmitting withdrawal requests to Portfolio Funds and Portfolio Accounts, either at the request of the Adviser in connection with periodic repurchases of member interests in the Fund ("Interests") by the Fund or as part of Ivy's investment program; and (iii) such other actions as Ivy deems necessary or appropriate in executing its duties under this Agreement.

                    (E) Nothing in this Agreement shall prevent Ivy or any
               affiliate thereof from acting as investment adviser for any other person, firm, fund, corporation or other entity and shall not in any way limit or restrict Ivy, or any of its affiliates, or their respective directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by Ivy of its duties and obligations under this Agreement and under the Advisers Act and further provided that such activities do not violate any provisions of the code of ethics of Ivy governing personal securities trading by persons who are "access persons" or "covered persons," as defined by such code, of the Fund.

          (b)  Duties of the Adviser.

               Without limiting the obligations of Ivy under this Agreement, the Adviser shall monitor the investment program maintained by Ivy for the Fund to ensure that the Fund's assets are invested in compliance with this Agreement and consistent with the investment objective and investment policies of the Fund as recited in its prospectus and statement of additional information, as each may be amended from time to time.

     3.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a)  Representations, Warranties and Covenants of Ivy.

               (A) Ivy is now, and will continue to be, a corporation duly formed and validly existing under the laws of its jurisdiction of formation, fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

               (B) Ivy is registered as an investment adviser with the Commission under the Advisers Act. Ivy shall maintain such registration in effect at all times during the term of this Agreement.

               (C) Ivy at all times shall provide its best judgment and effort to the Adviser and the Fund in carrying out its obligations hereunder.


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

          (b)  Other Covenants. Ivy further agrees that:

               (A) as required by applicable laws and regulations, it will maintain books and records with respect to the Fund's securities transactions and it will furnish to the Adviser and to the Board such periodic and special reports as the Adviser or the Board may reasonably request; and

               (B) it will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and will not use records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Adviser or the Fund or when so requested by the Adviser or the Fund, or required by law or regulation.

          (c) Representations, Warranties and Covenants of the Adviser.

               (A) The Adviser is now, and will continue to be, duly organized and in good standing under the laws of its state of incorporation, fully authorized to enter into this Agreement and to carry out its duties and obligations hereunder.

               (B) The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.

               (C) The Adviser at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.

          4.   CONTROL BY THE BOARD.

               Any investment program undertaken by Ivy pursuant to this Agreement, as well as any other activities undertaken by Ivy with respect to the Fund, shall at all times be subject to any directives of the Adviser and the Board.

          5.   BOOKS AND RECORDS.

               (a) Ivy agrees that all records that it maintains for the Fund, on behalf of the Adviser, are the property of the Fund and further agrees to surrender promptly to the Fund or to the Adviser any of such records upon request. Ivy further agrees to preserve for the periods prescribed by applicable laws, rules and regulations all records required to be maintained by Ivy on behalf of the Adviser under such applicable laws, rules and regulations, or such longer period as the Adviser may reasonably request from time to time.


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

          6.   COMPENSATION OF IVY.

               In consideration of the services provided by Ivy under this Agreement, the Adviser will pay Ivy a monthly fee equal to 50% of the amount of the Management Fee received by the Adviser pursuant to the Investment Management Agreement.

          7.   ALLOCATION OF EXPENSES.

               Ivy shall pay the expenses incurred by it in providing services under this Agreement, including, but not limited to, the salaries, employment benefits and other related costs of those of its personnel engaged in providing investment advice to the Fund hereunder, including, without limitation, office space, office equipment, telephone and postage costs and other expenses.

          8.   USE OF NAME "IVY."

               Ivy hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Ivy" in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof. Such license may, upon termination of this Agreement, be terminated by Ivy, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue and further use of the name "Ivy" in the name of the Fund or otherwise. The name "Ivy" may be used or licensed by Ivy in connection with any of its activities, or licensed by Ivy to any other party.

          9.   DURATION.

               This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 12 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter from year to year, so long as such continuance shall be approved at least annually by the Board or by the holders of a "majority of the outstanding voting securities of the Fund," as defined in the Investment Company Act and the rules thereunder, and provided that in either event such continuance is also approved by the majority of the Managers who are not parties to this Agreement or "interested persons," as defined in the Investment Company Act and the rules thereunder, of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval.

          10.  LIABILITY OF IVY.

               In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Ivy or any of its officers, directors or employees, Ivy shall not be liable to the Adviser for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any interest in a Portfolio Fund or allocation to any Portfolio Manager.


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

          11.  ASSIGNMENT OR AMENDMENT.

               Any amendment to this Agreement shall be in writing and shall be subject to: (i) the approval of the Board, including the vote of a majority of the Managers who are not "interested persons," as defined by the Investment Company Act and the rules thereunder, of the Fund; (ii) the affirmative vote or written consent of the holders of a "majority of the outstanding voting securities of the Fund," as defined by the Investment Company Act, to the extent such a vote of security holders is required by the Investment Company Act. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined by the Investment Company Act and the rules thereunder.

          12.  TERMINATION.

               This Agreement may be terminated (i) by Ivy at any time without penalty upon sixty days' written notice to the other party and the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days' written notice to Ivy and the Adviser (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the Board or by the vote of the holders of a "majority of the outstanding voting securities of the Fund," as defined by the Investment Company Act and the rules thereunder.

          13.  NOTICES.

               Any notice or other communication required to be or that may be given hereunder shall be in writing and shall be delivered personally, telecopied, sent by certified, registered or express mail, postage prepaid or sent by national next-day delivery service and shall be deemed given when so delivered personally or telecopied, or if mailed, two days after the date of mailing, or if by next-day delivery service, on the business day following delivery thereto:


                      (a) If to the Adviser, to:

                      BNY Investment Advisors
                      One Wall Street
                      New York, New York  10286
                      Attention:    [Name of Contact]
                      Telecopier:   212-635-1999

                      (b) If to Ivy, to:

                      Ivy Asset Management Corp.
                      591 Stewart Avenue
                      Garden City, New York  11530
                      Attention:    ____________

                             ------------

                      Telecopier:   516-228-1565


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

          14.  QUESTIONS OF INTERPRETATION.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the provisions of the Investment Company Act. To the extent the law of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.


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

                                            THE BANK OF NEW YORK, on behalf of

                                            BNY INVESTMENT ADVISORS

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            IVY ASSET MANAGEMENT CORP.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


        The provisions of Section 8 are hereby agreed to and accepted.


        IVY LONG/SHORT HEDGE FUND LLC

        By:
           -----------------------------------
        Name:
        Title:

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